Exhibit 99.1

                 Witness Systems Reports Second Quarter Results

     ATLANTA--(BUSINESS WIRE)--July 27, 2005--Witness Systems (NASDAQ: WITS)

          --   Reports record revenue

          --   Expands operating margin to 16 percent

          --   Acquires over 100 new customers

     Witness Systems (NASDAQ: WITS), a leading global provider of workforce optimization software and services, today announced financial results for the second quarter of 2005. Under generally accepted accounting principles (GAAP), second quarter revenue was a record $46.2 million and net income was $0.02 per share. Software license revenue, excluding hardware, was $17.0 million in the second quarter, an increase of 40 percent from $12.2 million in the second quarter of 2004 and an increase of 13 percent from $15.1 million reported in the first quarter of 2005.
     Year-to-date, GAAP revenue was $87.3 million, compared to $67.4 million in the first half of 2004. Earnings per share for the first six months of 2005 were a loss of $0.33 per share compared to net income of $0.08 per share in the first half of 2004. The GAAP loss in 2005 is attributable to the acquisition of Blue Pumpkin Software, which was completed during the first quarter. In accounting for this acquisition, the company recorded a charge of $9.0 million for in-process research and development and incurred substantial increases in merger costs and amortization expense.
     "The company delivered another quarter of record revenue and core earnings," said Dave Gould, CEO for Witness Systems. "The launch of our pre-packaged workforce optimization solutions has been an early success, fundamentally altering the market landscape and establishing a unique competitive position. These results validate the ability of our market leading solutions to help companies capture customer intelligence and optimize their workforce performance."

     Adjusted Results of Operations

     Total adjusted revenue, which excludes hardware revenue, was a record $45.6 million in the second quarter, a 41 percent increase from 2004. Adjusted earnings per share were a record $0.16 per share, up from $0.13 per share last quarter and $0.09 per share in the same quarter one year ago. Year-to-date, adjusted revenue grew 37 percent to $86.6 million from $63.1 million in the first half of 2004. Adjusted earnings per share were $0.29 per share for the first half of 2005, compared to $0.15 per share during the same six month period in 2004.
     The company's internal reporting and performance measurement programs are established on a basis that excludes certain non-cash (such as amortization of intangibles) and acquisition-related charges included in GAAP earnings. Hardware sales, which are considered incidental to the company's core business, are excluded from adjusted revenue. In addition, the company measures revenue from maintenance contracts acquired in business combinations based on their contract, not fair value, and accrues a pro-forma tax expense of 36 percent on pre-tax income. The company believes these adjusted (non-GAAP) results provide more meaningful information regarding those aspects of current operating performance that can be effectively managed and consequently, has developed its internal reporting and compensation systems using these measures. The reporting of these non-GAAP financial measures facilitates investors' understanding of the company's historical operating trends, provides a basis for more relevant comparisons to other companies in the industry and enables investors to evaluate the company's operating performance in a manner consistent with the company's internal basis of measurement.
     Adjusted results from operations are considered supplemental information and are not intended to be a substitute for the financial results reported under GAAP. Specifically, the adjustments and their impact on reported GAAP revenue and earnings per share are as follows:


                                        Three Months     Six Months
                                            Ended           Ended
                                        June 30, 2005   June 30, 2005
                                       --------------  ---------------
                                       Revenue   EPS   Revenue   EPS
                                       -------- -----  -------- ------
                                         (in thousands, except per
                                                share data)

GAAP results                           $46,171 $ 0.02 $87,330  ($0.33)
Difference between contract value and
 fair value of Blue Pumpkin maintenance  1,318   0.04   2,501    0.09
Exclusion of hardware sales             (1,883)     -  (3,184)      -
Amortization of intangible assets
 included in cost of revenue                     0.08            0.17
Amortization of intangible assets
 included in operating expenses                  0.05            0.10
In-process research and development
 expense                                            -            0.34
Merger related costs                             0.03            0.10
Impact of fully diluted versus basic
 shares outstanding on earnings per share           -           (0.03)
Difference between income taxes and pro
 forma tax expense at 36%                       (0.06)          (0.15)
                                        ------  ------ ------  -------
Adjusted results (non-GAAP)            $45,606 $ 0.16 $86,647 $  0.29
                                        ======= ====== ======= =======


     Market Share Expands With Transformation Underway

     According to newly published research from both Datamonitor and The PELORUS Group, Witness Systems has increased its market share leadership. While the company continues to fortify its position in its core markets, such as quality monitoring and workforce management, it is also extending its early lead in the emerging workforce optimization market.
     During the second quarter, Witness Systems experienced solid initial interest in its pre-packaged workforce optimization solutions, particularly in the financial services industry. The comprehensive workforce optimization solutions feature four functional areas: quality monitoring/contact center recording, workforce management, performance management and e-learning. While certain capabilities can be deployed independently, Witness Systems has combined functions to create pre-packaged solutions to deliver increased business value and drive customer success. By fusing together actionable learning and performance management with the workforce optimization anchors of quality monitoring and workforce management, Witness Systems has redefined the market.
     Continuing to take share, Witness Systems added more than 100 new customers in the second quarter. Many of these customers are deploying the company's leading Voice over Internet Protocol (VoIP), workforce management and compliance recording solutions throughout the extended enterprise. "More than ever before, new customers are turning to our solutions in their regional or branch offices and to optimize their back-office operations," added Gould.

     Financial Outlook for 2005

     "We're very pleased with the financial results for the second quarter," said William Evans, CFO for Witness Systems. "Our revenue growth and successful integration of acquisitions enabled us to increase operating margins to 16 percent and report record adjusted earnings per share in the second quarter. In addition, we achieved strong operating cash flow during the quarter, reflected by a reduction in days sales outstanding (DSO) from 69 to 66 days and a significant increase in deferred revenues."
     The company currently expects to achieve adjusted revenue in the range of $46 to $47 million and non-GAAP adjusted earnings of $0.16 to $0.17 per share during the third quarter. For the year 2005, Witness Systems is increasing its estimate of adjusted revenue to a range of $181 to $183 million and is also increasing its estimate of non-GAAP adjusted earnings to $0.64 to $0.66 per share. Adjusted revenue excludes hardware revenue but includes the full value of maintenance contracts. Adjusted earnings excludes the impact of in-process R&D, merger costs and amortization of intangibles arising from acquisitions, but includes a pro forma tax expense of 36 percent. The company expects that these additional expenses will result in a GAAP loss for the year 2005 in the range of $0.17 to $0.19.

     Earnings Announcement Conference Call Details

     Witness Systems will conduct a live broadcast of the company's quarterly conference call that will be available online at www.streetevents.com or www.witness.com beginning at 5 p.m. ET on Wednesday, July 27, 2005. The online replay will be available at approximately 7 p.m. ET.

     About Witness Systems

     Witness Systems (NASDAQ: WITS) is a leading global provider of workforce optimization software and services. The company's solutions - which play a strategic role in the customer interaction centers of Global 2000 and small- and medium-sized businesses (SMBs) worldwide - also are deployed in IP Telephony and back office environments, and throughout the extended enterprise, including branch offices. Witness Systems' software is comprised of quality monitoring, compliance, high-volume and IP Telephony recording solutions, as well as workforce management, actionable learning and performance management applications. The company's solutions enable organizations to optimize their people, processes and technology throughout the enterprise. Witness Systems' customers benefit from an integrated business consulting, implementation and training methodology that supports a rapid deployment, enabling them to drive revenue, reduce operational costs, and achieve greater customer retention and loyalty. For additional information about Witness Systems, visit www.witness.com.

     Cautionary Note Regarding Forward-looking Statements: Information in this release that involves Witness Systems' expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. They are identified by words such as "anticipates," "expects," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon information available to Witness Systems as of the date of this release, and the company assumes no obligation to update any such forward-looking statement. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Some of the factors that could cause actual future results to differ materially from current expectations include fluctuations in customer demand and the timing of orders; the company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the company's markets; the risks associated with international sales as the company expands its markets, including the risks associated with foreign currency fluctuations; the ability of the company to complete and integrate successfully any acquisitions or investments it may make; and the ability of the company to compete successfully in the future, as well as other risks identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's annual report on Form 10-K for the year ended December 31, 2004, and its Form 10-Q for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission.

     Witness, eQuality and the Witness logo are United States registered trademarks of Witness Systems, Inc., protected by laws of the U.S. and other countries. All other trademarks mentioned in this document are the property of their respective owners.


                        WITNESS SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (unaudited, dollars in thousands)


                                                 June 30, December 31,
                                                  2005       2004
                                                ---------  ----------

Cash and cash equivalents                       $  29,983   $  42,641
Short-term investments                                984      33,842
Accounts receivable, net                           34,428      25,681
Other current assets                                4,362       4,118
                                                 ---------   ---------
     Total current assets                          69,757     106,282
Property and equipment, net                         7,402       6,197
Intangible assets, net                             43,781      10,802
Goodwill                                           39,436           -
Other assets                                        2,953       1,218
                                                 ---------   ---------
     Total assets                               $ 163,329   $ 124,499
                                                 =========   =========

Accounts payable and accrued liabilities        $  24,156   $  20,762
Deferred revenue                                   28,896      25,406
                                                 ---------   ---------
     Total current liabilities                     53,052      46,168
Deferred income tax liabilities                       238         254
Other long-term liabilities                         3,365       3,703
                                                 ---------   ---------
     Total liabilities                             56,655      50,125
                                                 ---------   ---------
     Total stockholders' equity                   106,674      74,374
                                                 ---------   ---------
     Total liabilities and stockholders'
      equity                                    $ 163,329   $ 124,499
                                                 =========   =========



                        WITNESS SYSTEMS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
       (unaudited, dollars in thousands, except per share data)

                                   Three Months Ended Six Months Ended
                                        June 30,         June 30,
                                   ------------------ ----------------
                                     2005     2004     2005     2004
                                    -------- -------- -------- -------
Revenue:
  Product                          $ 18,918 $ 14,138 $ 35,286 $28,040
  Services                           27,253   20,280   52,044  39,330
                                    -------- -------- -------- -------
     Total revenue                   46,171   34,418   87,330  67,370
Cost of revenue:
  Product                             4,928    3,714    9,260   7,624
  Services                           10,784    8,363   20,309  16,299
                                    -------- -------- -------- -------
     Total cost of revenue           15,712   12,077   29,569  23,923
                                    -------- -------- -------- -------
     Gross profit                    30,459   22,341   57,761  43,447
Operating expenses:
  Selling, general and
   administrative                    21,505   15,702   41,418  31,241
  Research and development            6,892    4,963   13,087   9,838
  Merger related costs                  925      155    2,584     523
  Acquired in-process research and
   development charges                    -        -    9,000       -
                                    -------- -------- -------- -------
     Total operating expenses        29,322   20,820   66,089  41,602
                                    -------- -------- -------- -------
     Operating income (loss)          1,137    1,521   (8,328)  1,845
Interest and other income, net           56      137      194     308
                                    -------- -------- -------- -------
     Income (loss) before provision
      for income taxes                1,193    1,658   (8,134)  2,153
Provision for income taxes              617      144      650     169
                                    -------- -------- -------- -------
     Net income (loss)             $    576 $  1,514  ($8,784)$ 1,984
                                    ======== ======== ======== =======

Net income (loss) per share        $   0.02 $   0.06   ($0.33)$  0.08
                                    ======== ======== ======== =======

Shares used in computing net income
 (loss) per share                    29,676   26,108   26,669  26,259


     CONTACT: Witness Systems, Atlanta
              William Evans, 770-754-1915
              bevans@witness.com
              or
              Ryan Hollenbeck, 770-754-1962
              rhollenbeck@witness.com